Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of REGI U.S., Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2007 (File No. 333-142865); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 14, 2004 (File No. 333-116459); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 3, 2003 (File No. 333-110879); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 26, 2003 (File No. 333-108205); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 1997 (File No. 333-30495), of our report dated August 13, 2009, relating to the consolidated financial statements as of April 30, 2009 and for the year then ended.

/s/ Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

August 17, 2009